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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 18, 2000 relating to the financial statements of AdStar.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


   PricewaterhouseCoopers LLP
   Woodland Hills, California
   August 9, 2000